As filed with the Securities and Exchange Commission on June 25, 2010
Registration No. 333-•

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 Exxon Mobil Corporation
(Exact Name of Registrant as Specified in Its Charter)

New Jersey		13-5409005
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
5959 Las Colinas Boulevard Irving, Texas, 75039-2298 (972) 444-1000
(Address of Principal Executive Offices)

Lucille J. Cavanaugh Exxon Mobil Corporation 5959 Las Colinas Boulevard Irving, Texas 75039-2298 (972) 444-1000
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:
Edmond T. FitzGerald Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐______
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐  ______
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, without par value, to be issued under the XTO Energy Inc. 2004 Stock Incentive Plan, as amended (4)	28,304	$37.00	$1,047,248	$74.69

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock without par value of the Registrant to be registered hereunder includes such indeterminate number of additional shares of common stock as may be offered or issued under the plan to prevent dilution by reason of any stock dividend, stock split, or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act, based upon the weighted average exercise price of outstanding options.

(3)	Rounded up to the nearest penny.

(4)	Represents shares issuable pursuant to outstanding options under the plan.

EXPLANATORY NOTE

This Registration Statement registers 28,304 shares of common stock, without par value (“Common Stock”), to be offered pursuant to the XTO Energy Inc. 2004 Stock Incentive Plan, as amended (the “Plan”).

In connection with the merger (the “Merger”) of XTO Energy Inc. (“XTO Energy”) with and into ExxonMobil Investment Corporation, a subsidiary of the Registrant (the “Merger Sub”) pursuant to the Agreement and Plan of Merger, dated as of December 13, 2009, among the Registrant, XTO Energy and the Merger Sub, options and other equity awards based on, measured by or payable in common stock of XTO Energy granted under the Plan will be converted into corresponding awards covering the Common Stock of the Registrant.

This Registration Statement registers Common Stock to be offered pursuant to the Plan to former employees of XTO Energy and its subsidiaries who continue to hold stock options under the Plan following completion of the Merger.  This Registration Statement uses Form S-3 rather than Form S-8 in accordance with a Compliance and Disclosure Interpretation of the Securities and Exchange Commission (the “Commission”) on Securities Act Forms, providing that former employees of an issuer may use Form S-8 to exercise options only if the options were granted to such employees while they were employed by the issuer.  Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (File No. 333-164620) will be filed to register Common Stock to be offered and sold pursuant to the Plan to current employees of XTO Energy and its subsidiaries who continue to hold equity awards under the Plan.

This Registration Statement contains the form of Prospectus to be used in connection with these offers and sales. The form of Prospectus is to be used by us in connection with the offer and sale by us of Common Stock upon exercise or settlement of equity awards under the Plan.

PROSPECTUS
Exxon Mobil Corporation
28,304 Shares of Common Stock

under

XTO Energy Inc. 2004 Stock Incentive Plan, as amended

This Prospectus, dated June 25, 2010, covers the offer and sale by us of shares of our Common Stock upon the exercise of stock options that are currently outstanding and held by eligible former employees of XTO Energy Inc. under the XTO Energy Inc. 2004 Stock Incentive Plan.

We will receive the exercise or purchase price of stock option awards under the Plan if and when such awards are exercised or purchased. We will not receive any proceeds if the stock options are exercised on a cashless basis.

Our Common Stock is listed on the New York Stock Exchange under the symbol “XOM.”  The closing price of our Common Stock on June 24, 2010 was $60.07 per share.

Investing in these securities involves certain risks. See the information included on page 2 and incorporated by reference in this Prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in our most recent annual report on Form 10-K filed with the Commission.

Neither the Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Page
Prospectus Summary	1
Risk Factors	1
Forward-Looking Statements	1
Use of Proceeds	1
Plan of Distribution	2
Description of Capital Stock.	2
Validity of Securities	2
Experts	2
Where You Can Find Additional Information	2
Appendix A –Plan Prospectus	A-1
Information Not Required in Prospectus	II-1
Signatures	II-5

PROSPECTUS SUMMARY

This Prospectus relates to shares of common stock, without par value (“Common Stock”), of Exxon Mobil Corporation (“ExxonMobil”) to be issued pursuant to stock option awards that are currently outstanding and held by eligible former employees of XTO Energy Inc. under the XTO Energy Inc. 2004 Stock Incentive Plan (the “Plan”).

In connection with the merger (the “Merger”) of XTO Energy Inc. (“XTO Energy”) with and into ExxonMobil Investment Corporation, a subsidiary of the Registrant (the “Merger Sub”) pursuant to the Agreement and Plan of Merger, dated as of December 13, 2009, among ExxonMobil, XTO Energy and the Merger Sub, stock options and other equity awards based on, measured by or payable in common stock of XTO Energy granted under the Plan will be converted into corresponding awards covering shares of Common Stock of ExxonMobil.  This Prospectus does not relate to awards that are held by current employees of XTO Energy and no new awards will be granted under the Plan to former employees.

ExxonMobil was incorporated in the State of New Jersey in 1882.  Our divisions and affiliated companies operate or market products in the United States and most other countries of the world.  Our principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products.  We are a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products.  We also have interests in electric power generation facilities.  Our affiliates conduct extensive research programs in support of these businesses.

The principal trading market for our Common Stock (NYSE: XOM) is the New York Stock Exchange.  Our principal offices are located at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298, and our telephone number is (972) 444-1000.  We maintain a website at www.exxonmobil.com where general information about us is available.  We are not incorporating the contents of the website into this Prospectus.

RISK FACTORS

Shares issuable pursuant to the Plan are subject to risks associated with all shares of Common Stock of ExxonMobil.  These risk factors are set forth in our most recent Annual Report on Form 10-K, for the fiscal year ended December 31, 2009, incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

We discuss expectations regarding our future performance, such as our business outlook, in our annual and quarterly reports, press releases, and statements incorporated by reference in this Prospectus. These statements, and statements other than statements of historical facts included or incorporated by reference in this Prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. These forward-looking statements are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties, and investors must recognize that events could turn out to be significantly different from our expectations. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. We do not undertake to update our forward-looking statements to reflect future events or circumstances, except as may be required by applicable law.

USE OF PROCEEDS

We will receive the exercise or purchase price of stock options under the Plan if and when such awards are exercised or purchased. We will not receive any proceeds if the stock options are exercised on a cashless basis. Any net proceeds we receive upon exercise or purchase of such awards will be used for general corporate purposes.

1

We anticipate that we will use the net proceeds received by us for general corporate purposes, including working capital.

PLAN OF DISTRIBUTION

Outstanding equity awards with respect to shares of XTO Energy common stock were previously granted under the Plan to eligible Plan participants and will be converted to analogous equity awards with respect to ExxonMobil Common Stock. Pursuant to the Merger Agreement, shares of ExxonMobil Common Stock (in lieu of XTO Energy common stock) will be issued under the Plan upon exercise or vesting, as the case may be, of stock options, restricted shares, performance shares and other stock-based awards previously granted under the Plan. See “Appendix A – Plan Prospectus.”

DESCRIPTION OF CAPITAL STOCK

Our Common Stock to be offered is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  For a description of the stock-based awards that have been issued pursuant to the Plan, see “Appendix A – Plan Prospectus.”

VALIDITY OF SECURITIES

Mr. James E. Parsons, Esq., who is giving an opinion on the validity of the securities being registered, is Senior Counsel - Corporate and Securities for the Registrant and holds Common Stock of the Registrant and equity compensation awards with respect to Common Stock of the Registrant.

EXPERTS

The consolidated financial statements of ExxonMobil and ExxonMobil management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus and in the Registration Statement by reference to ExxonMobil’s Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this Prospectus until we sell all of the securities covered by this registration statement:

(a)                 Annual Report of Exxon Mobil Corporation on Form 10-K for the fiscal year ended December 31, 2009;

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(b)                 All reports of Exxon Mobil Corporation filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2009;

(c)                The descriptions of our capital stock contained in our most Registration Statement on Form S-4 (File No. 333-164620), including any amendments or supplements thereto.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus. Requests for such copies should be directed to our Shareholder Services department, at the following address:

ExxonMobil Shareholder Services
c/o Computershare Trust Company, N.A.
P.O. Box 43078
Providence, Rhode Island 02940-3078
Telephone: (800) 252-1800 (within the U.S. and Canada)
Telephone: (781) 575-2058 (outside the U.S. and Canada)

* * * * *

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APPENDIX A –PLAN PROSPECTUS

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
COVERING SECURITIES THAT HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933

XTO Energy Inc. 2004 Stock Incentive Plan
Prospectus Supplement
Dated: June 25, 2010

This Supplement constitutes part of a prospectus covering shares of common stock, without par value, of Exxon Mobil Corporation ("ExxonMobil") registered under the U.S. Securities Act of 1933 for purposes of issuance pursuant to the XTO Energy Inc. ("XTO") 2004 Stock Incentive Plan, as amended (the "Plan), including shares to be issued upon the exercise of outstanding stock options and shares issued with respect to outstanding restricted stock and performance share awards.  This Supplement should be read together with the Plan prospectus dated November 17, 2009.

The Plan is not subject to any provisions of the Employment Retirement Income Security Act of 1974 or Section 401(a) of the Internal Revenue Code of 1986, as amended.

ExxonMobil Merger -- Conversion of Outstanding Awards
On June 25, 2010 (the "Effective Date"), a wholly-owned subsidiary of ExxonMobil merged with and into XTO, with XTO continuing as a wholly-owned ExxonMobil subsidiary (the "Merger").  On the Effective Date, each outstanding share of common stock of XTO was converted into 0.7098 shares of ExxonMobil common stock (the "Exchange Ratio"), with cash payable in lieu of any fractional share.

Also on the Effective Date, (i) each outstanding option to purchase XTO common stock under the Plan was converted into an option to purchase ExxonMobil common stock, with the number of shares to which such option relates and the exercise price per share adjusted based on the Exchange Ratio; (ii) each outstanding restricted XTO stock award under the Plan was converted into an award for a number of shares of restricted ExxonMobil stock based on the Exchange Ratio; and (iii) each outstanding XTO performance share award under the Plan, the vesting of which is based on XTO stock price performance, was converted into an Exxon performance share award based on ExxonMobil stock price performance, with the trigger price adjusted based on the Exchange Ratio.  For purposes of this conversion, fractional numbers of shares were rounded down to the nearest whole number of shares and fractional cents on stock prices were rounded up to the next higher number of whole cents per share.

A statement of your individual awards as converted to ExxonMobil awards is included with this Supplement.  Except for the adjustments described above and reflected on your statement, the Merger did not change the terms and conditions of your outstanding awards.  Your awards continue to be governed by the Plan, together with the Fourth Amended and Restated XTO Energy Inc. Management Group Employee Severance Protection Plan dated December 13, 2009, or Fourth Amended and Restated XTO Energy Inc. Employee Severance Protection Plan dated December 13, 2009, as applicable . You should refer to those plans and to the Plan prospectus dated November 17, 2009, as supplemented by this Supplement, for additional information.  ExxonMobil does not intend to send reports on a regular basis to participants in the Plan as to the amount and status of their accounts.

Administration of the Plan; June 25, 2010 Amendments
Effective on the Effective Date, the Plan was amended to provide that the Plan and any awards granted under the Plan will be administered by the Compensation Committee of the Board of Directors of Exxon Mobil Corporation (the "Committee"), which is composed entirely of non-employee ExxonMobil directors.  The Committee's authority to amend awards under the Plan is delegated to a committee of senior ExxonMobil executives.  The authority to make determinations and interpretations under the Plan in individual cases is delegated to the Chairman of the Board of ExxonMobil and persons acting by or under his direction, which currently include ExxonMobil's Vice President--Human Resources and Manager--Compensation, Benefit Plans & Policies.  In its capacity as Plan administrator, the Committee will act as manager of the Plan and not as trustee.

Other changes
Transfer restrictions.  As a result of the conversion of Plan awards and closing of the Merger, affiliates of XTO are no longer required to comply with Rule 144 under the Securities Act of 1933 for resales of stock acquired under the Plan.  Holders of XTO equity awards granted under the Plan are also no longer subject to the ownership reporting or transaction restrictions under Section 16 of the Securities Exchange Act of 1934 with respect to such awards.  However, all award holders and other XTO employees are subject to ExxonMobil's Conflicts of Interest Policy, which generally prohibits you and your family members from purchasing or sell ExxonMobil stock on the basis of material, non-public information that you may possess.

No future grants.  No additional awards will be made under the Plan.  Any future ExxonMobil incentive awards you may receive will be made under and governed by ExxonMobil's incentive programs.

Source of Shares; Proceeds
It is currently expected that all ExxonMobil shares issued under the Plan will be previously issued shares that have been reacquired by ExxonMobil.  Any proceeds we receive from incentive awards, such as from payment in cash of the exercise price of a stock option, will be used for general corporate purposes.

The Plan
The full text of the Plan, as amended and restated as of May 20, 2008, and as further amended June 25, 2010, is available by request to: XTO Energy Inc., Attn: Jennifer Jones, 810 Houston Street, Ft. Worth, TX 76102, Tel: 817-885-2357.

Documents Incorporated by Reference
The following documents previously filed by Exxon Mobil Corporation with the U.S. Securities and Exchange Commission are incorporated by reference:

1.	our latest annual report on Form 10-K, which contains our audited financial statements for our last fiscal year;

2.	our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission since the end of our last fiscal year; and

3.	The description of common stock of ExxonMobil contained in ExxonMobil's Registration Statement on S-4 (File No.: 333-164620) and any document filed that updates that description.

As long as ExxonMobil shares are available under the Plan, ExxonMobil also incorporates by reference additional reports, proxy statements, and other documents that ExxonMobil may file with the SEC after the date of this supplement under Section 13(a), 13(c), 14 or 15 of the U.S. Securities Exchange Act of 1934.

Information incorporated by reference is part of the prospectus, except to the extent the information is superseded by the prospectus or by information from later-dated documents.

Other Available Information
On request, ExxonMobil will provide you with a free copy of any or all of the documents incorporated by reference, except for exhibits (unless the exhibit is specifically incorporated by reference).  ExxonMobil will also provide you on request with a free copy of all other documents as required under Rule 428(b) of the U.S. Securities Act of 1933, including ExxonMobil's annual report to shareholders for its latest fiscal year and other reports, proxy statements and communications distributed to ExxonMobil shareholders generally.  Requests should be made to Exxon Mobil Corporation, Investor Relations, 5959 Las Colinas Blvd., Irving, Texas 75039-2298 (telephone 972-444-1157).  Additional information concerning ExxonMobil is available on ExxonMobil's website at www.exxonmobil.com.  Materials available on ExxonMobil's website are not incorporated by reference into the prospectus except as specifically provided in the preceding section.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
SECURITIES THAT HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933

XTO Energy Inc.
810 Houston Street
Fort Worth, Texas  76102

MEMORANDUM

TO:	All Participants in the XTO Energy Inc. 2004 Stock Incentive Plan, as Amended and Restated as of May 20, 2008

FROM:	XTO Energy Inc. (the “Company”)

DATE:	November 17, 2009

RE:	Information Relating to the XTO Energy Inc. 2004 Stock Incentive Plan, as Amended and Restated as of May 20, 2008

General

On May 20, 2008, the stockholders of the Company approved the XTO Energy Inc. 2004 Stock Incentive Plan, as Amended and Restated as of May 20, 2008 (the “2004 Plan”).  The 2004 Plan is the only stock incentive plan of the Company under which awards relating to shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), may be granted.

The purpose of the 2004 Plan is to provide incentives to Company employees and directors to contribute to the Company’s continued success, to provide employees and directors with a proprietary ownership interest in the Company, to maintain competitive compensation levels, to attract and retain competent and talented employees and directors, and to provide incentives to employees and directors for continued service.  Under the 2004 Plan, the Company can grant stock options, stock appreciation rights (“SARs”), stock units, stock awards, bonus shares, dividend equivalents, and other stock-based awards (collectively, “Awards”) as a means to encourage participants to focus on and contribute to increasing value for the stockholders.  The 2004 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

The Company has filed registration statements on Form S-8 (the “Registration Statements”) with the Securities and Exchange Commission (the “SEC”), registering under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of shares of Common Stock to participants pursuant to Awards granted under the 2004 Plan.  This memorandum constitutes part of the prospectus for the shares under the Registration Statements (the “Prospectus”).

The following general description of the material features of the 2004 Plan is qualified in its entirety by reference to the copy of the 2004 Plan included as Exhibit A to this memorandum.  If this memorandum or the 2004 Plan is amended, participants in the Plan may be provided with updated copies of this memorandum and the Plan electronically.

Administration

With respect to Awards made to Company employees, the 2004 Plan will be administered by the Compensation Committee of the Board of Directors.  With respect to Awards made to non-employee directors, including advisory directors, the 2004 Plan will be administered by the Corporate Governance and Nominating Committee of the Board.  The term “Committee” refers to the Compensation Committee or the Corporate

Governance and Nominating Committee, depending on the identity of the Award recipient, as those Committees may be constituted from time to time in the discretion of the Board.

The Committee has the power and authority to determine the individuals to whom Awards will be made, the time when Awards will be made, and the type, size, and terms of each Award.  The Committee also has the power and authority to determine the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, with respect to Awards.  The Committee has the power and authority to amend the terms of any Award to the extent that the amendment does not materially impair the rights or obligations of the participant; if the amendment does materially impair the rights or obligations of the participant, the Committee can only amend the Award with the consent of the participant unless the amendment is permitted by the 2004 Plan or the Award.  The Committee also has the authority to interpret the 2004 Plan and to deal with any other matters arising under the 2004 Plan.

The Committee does not have authority to reprice stock options or SARs awarded under the 2004 Plan without stockholder approval.  In addition, the maximum term of any Award cannot exceed seven years, and Awards not subject to performance-based criteria or categorized as bonus shares must have a minimum three-year vesting schedule, subject to acceleration.

The Committee’s interpretations of the Plan and all determinations by the Committee under the Plan shall be final, conclusive, and binding on all persons.  All powers of the Committee shall be exercised in its sole discretion, in the best interests of the Company, not as a fiduciary, in keeping with the objectives of the Plan, and need not be uniform as to similarly situated participants.

The current members of the Compensation Committee are William H. Adams III, Scott G. Sherman and Herbert D. Simons.  William H. Adams III, Phillip R. Kevil and Scott G. Sherman are currently the members of the Corporate Governance and Nominating Committee.  In the future, the membership of the Committee can be found in the Company’s proxy statement or in amendments to this memorandum.

Eligibility to Participate

Employees, officers, and non-employee directors, including non-employee advisory directors, of the Company and its subsidiaries and affiliates are eligible to receive Awards under the 2004 Plan.  While all Company employees are eligible to participate in the 2004 Plan, the Committee intends to focus Awards on management and other key employees.

Shares Available and Limitations on Awards

Pursuant to the terms of the 2004 Plan, the aggregate number of shares of Common Stock available for Awards since the inception of the plan in 2004 is 54,187,500.  Of the shares remaining available for grant on May 20, 2008 and the additional 12,000,000 shares authorized by the stockholders at the Annual Meeting of Stockholder on May 20, 2008, a maximum of 6,000,000 shares may be granted in connection with “full-value” Awards, meaning Awards other than options, SARs that are settled in cash or stock, and other than Awards for which the participant pays at least the fair market value for the shares of Common Stock subject thereto, as determined on the date of grant of the Award.  Full-value Awards may be granted in excess of this limit but will be counted three to one against the remaining available share pool.  The foregoing share limits are subject to the share counting rules under the 2004 Plan, as described in “Share Counting” below, and shall be adjusted by the Committee in the event of certain transactions, as described in “Adjustments to Shares Available, Award Limits, and Outstanding Awards” below.

Individual Limits

All Awards other than dividend equivalents will be expressed in shares of Common Stock or share equivalents or valued by reference to shares.  The maximum number of shares of Common Stock with respect to which options and SARs settled in cash or stock may be granted under the 2004 Plan to any individual during any calendar year is 4,166,666.  The maximum number of shares of Common Stock with respect to which full-value Awards may be granted under the 2004 Plan to any individual participant during any calendar year is 1,000,000.  A participant may not accrue dividend equivalents during any calendar year in excess of the amount of dividends actually declared with respect to 4,166,666 shares.  The maximum aggregate number of shares of Common Stock with respect to which Awards may be granted under the 2004 Plan to any individual non-employee director or advisory director during any calendar year is 25,000.  These individual limits will apply without regard to whether the grants are to be paid in stock or cash.  Cash payments (other than for dividend equivalents) will equal the fair market value of the shares to which the cash payment relates.  The foregoing share limits are subject to the share counting rules under the 2004 Plan, as described in “Share Counting” below, and shall be adjusted by the Committee in the event of certain transactions, as described in “Adjustments to Shares Available, Award Limits, and Outstanding Awards” below.

After May 20, 2008, full-value Awards may be granted to the Company’s named executive officers who appear in the Summary Compensation Table in the Company’s proxy statement each year.  Additionally, at least 25% of the Awards granted to the named executive officers after May 16, 2006 must be performance-based, with vesting contingent solely on satisfying performance criteria, including achievement of Common Stock price targets, established by the Committee.

Share Counting

For administrative purposes, the Committee will reserve shares for issuance when grants payable in shares of Common Stock are made under the 2004 Plan.  Any shares of Common Stock related to Awards which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (ii) are settled in cash in lieu of shares, or (iii) are exchanged prior to the issuance of shares for Awards not settled in shares, will not reduce or otherwise count against the shares available and limitations on Awards described above, and the shares reserved for those grants will again be available for grants under the 2004 Plan.  The total number of shares subject to grants of options and SARs to be settled in stock will be counted against the pool of available shares, not just the net shares issued upon exercise.

Adjustments to Shares Available, Award Limits, and Outstanding Awards

Subject to provisions in the 2004 Plan regarding a change in control, described below, if there is any change in the number or kind of shares of Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization, or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Common Stock, the maximum number and kind of shares of Common Stock available for Awards under the 2004 Plan, other limitations on the maximum number and kind of shares of Common Stock for which Awards may be granted, the number and kind of shares covered by outstanding Awards, and the price per share, applicable market value, or performance targets of such Awards shall be appropriately adjusted by the Committee, in its discretion, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards.  Similarly, if the value of outstanding shares of Common Stock is reduced as a result of a spinoff or the Company’s payment of an extraordinary cash dividend or distribution, or dividend or distribution consisting of any assets of the Company other than cash, the Committee shall, in its discretion, make similar changes to reflect the change in the value of the issued shares of Common Stock.

If a change in control occurs in which the Company is the surviving public corporation, all outstanding options and SARs will become fully exercisable and the restrictions on all other outstanding Awards will lapse.  Alternatively, if a change in control occurs in which the Company is not the surviving public corporation (or the Company survives only as a subsidiary of another such corporation), all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable awards by, the surviving public corporation (or a parent or subsidiary of the surviving corporation), and other Awards will remain outstanding and will be converted into comparable awards of the surviving public corporation (or a parent or subsidiary of the surviving corporation).  Any such acceleration, lapse, assumption, or replacement may take place as of the date of the change in control or such other date as the Committee may, in its discretion, specify.

Notwithstanding the two forgoing automatic provisions, in the event of a change in control the Committee may, in its discretion, require that participants surrender their outstanding options and SARs in exchange for a payment, in cash or stock, in an amount equal to the amount, if any, by which the fair market value of the shares exceeds the exercise price of the option or grant price of the SAR, and that participants holding stock units, stock awards, dividend equivalents, or other stock-based Awards will receive a payment in settlement of these Awards, in an amount and form and on such terms as may be determined by the Committee.  Any such surrender or settlement will take place as of the date of the change in control or such other date as the Committee may, in its discretion, specify.

The Committee making the determinations following a change in control must be composed of the same members as composed the Committee immediately before the change in control.  If the Committee members do not meet this requirement, the automatic provisions of the 2004 Plan, described in the second preceding paragraph above, will apply, and the Committee will not have the discretion, described in the immediately preceding paragraph above, to vary them.

For purposes of the 2004 Plan, a change in control is deemed to have occurred if:

(i) “Continuing Directors” no longer constitute a majority of the Board; the term “Continuing Director” means any individual who is a member of Board on the effective date of the latest amendment and restatement of the Plan or was nominated for election as a director by, or whose nomination as a director was approved by, the Board with the affirmative vote of a majority of the Continuing Directors;

(ii) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934) together with such person’s affiliates, becomes the beneficial owner, directly or indirectly, of 25% or more of the voting power of the Company’s then outstanding securities entitled generally to vote for the election of the Company’s directors;

(iii) in the case of a merger or consolidation to which the Company is a party, the stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than 50% of the combined voting power to vote for the election of directors of the surviving corporation or other entity following the effective date of such merger or consolidation; or

(iv) there is a sale of all or substantially all of the Company’s assets or the Company is liquidated or dissolved.

In its discretion, the Committee may provide in an Award that a sale or other transaction involving a subsidiary or other business unit will be considered a change in control for purposes of an Award, or the Committee may establish other provisions that are applicable in the event of a specified transaction.

Types of Awards
Options.  The Committee may grant incentive stock options (“ISOs”) and nonqualified stock options.  An option entitles the participant to purchase a number of shares of Common Stock at a price (exercise price), which will not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted.  The fair market value of a share of Common Stock for all purposes under the 2004 Plan equals the closing market price of the Common Stock on the New York Stock Exchange on the relevant date.

To qualify as ISOs, options must meet additional federal income tax requirements, including a limitation that the aggregate fair market value of ISOs that first become exercisable by a participant during any given calendar year may not exceed $100,000.  Further, ISOs cannot be granted to any owner of 10% or more of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless the ISOs (i) have an exercise price of 110% of the fair market value of the Common Stock on the date of grant, and (ii) may not be exercised more than five years from the date of grant.

The exercise price of an option must be paid in full (i) in cash or by personal check, (ii) in shares of previously owned Common Stock having a fair market value on the date of exercise equal to the amount of the exercise price (by delivery of the shares or attestation to ownership of the shares), (iii) through a Company-approved broker-assisted cashless exercise arrangement under which the broker will sell shares of Common Stock to be received upon exercise of the option sufficient to pay the exercise price, or (iv) by any other method permitted by the Committee.  The Committee may not grant dividend equivalents in tandem with options.  Shares of Common Stock used to pay the exercise price of an option must have been held by the participant for the requisite period of time, if any, to avoid adverse accounting consequences to the Company.

The term of each option will be fixed by the Committee but may not exceed seven years from the date of grant.  The Committee will determine when options may be exercised and may accelerate the exercisability of outstanding options at any time for any reason.

Stock Appreciation Rights.  The Committee may grant SARs.  An SAR entitles a participant to receive, upon exercise, the excess of the fair market value of a share of Common Stock on the date of exercise, over the grant price of the SAR, which will not be less than 100% of the fair market value of a share of Common Stock on the date the SAR is granted.  The Committee will determine when the SAR may be exercised, the method of exercise, whether cash, shares of Common Stock, or a combination of the two will be payable to the participant upon exercise, whether the SAR will be in tandem with any other Award, and any other terms and conditions of the SAR.  The term of an SAR may not exceed seven years from the date of grant.  Dividend equivalents may not be issued in tandem with SARs.

Stock Units.  The Committee may grant stock units.  Each stock unit represents the right of the participant to receive a share of Common Stock or an amount of cash based upon the value of a share of Common Stock.  Stock units may vest based on performance or vest over time.  The Committee will determine the number of stock units to be granted and the terms applicable to each grant.  The Committee may grant dividend equivalents with respect to stock units.

Stock Awards.  The Committee may issue shares of Common Stock under stock awards.  Stock awards may be in the form of performance shares that vest based on performance criteria or restricted shares that vest over time.  The Committee will determine the number of shares that will be granted, any vesting or other restrictions applicable to the shares, and the conditions under which any restrictions will lapse.  Until any restrictions lapse, a participant generally cannot sell, assign, transfer, pledge, or otherwise dispose of the shares subject to stock awards.  A participant will have the right to vote shares subject to stock awards and to receive any dividends or other distributions paid on the Common Stock during the restriction period.  Upon election of the participant on the date of vesting, and upon approval by the Committee, the Company may purchase some or all of the participant’s vested shares under stock awards at the fair market value on the date that the stock awards have vested.  Within seven business days after receipt of the participant’s election, the Committee shall inform the participant of its decision whether to approve the purchase of such shares subject to stock awards.

Bonus Shares.  The Committee may grant shares of Common Stock as a bonus, or grant shares of Common Stock or other Awards in lieu of Company obligations to pay cash or grant awards under other plans or compensatory arrangements.  Shares of Common Stock or other Awards granted hereunder will be subject to such other terms as determined by the Committee, including the grant of dividend equivalents in connection with such Awards.  Directors may receive shares under this provision of the 2004 Plan as part of their compensation for service as a director.

Dividend Equivalents.  The Committee may grant dividend equivalents in connection with certain other Awards granted under the 2004 Plan.  Dividend equivalents may not be issued in tandem with options or SARs.  A dividend equivalent is an amount determined by multiplying the number of shares of Common Stock subject to an Award by the per share dividend paid by the Company on the Common Stock.  Dividend equivalents may be accrued as a cash obligation, or may be converted to stock units, at the discretion of the Committee.  Dividend equivalents may be paid in cash, shares of Common Stock, or a combination of the two, as determined by the Committee.

Other Stock-Based Awards.  The Committee may grant other stock-based awards that are based upon or measured by reference to, or payable in, shares of Common Stock.  The Committee may grant dividend equivalents with respect to other stock-based awards.  Other stock-based awards may be paid in cash, shares of Common Stock, or a combination of the two, as determined by the Committee.

Qualified Performance-Based Compensation
Options, SARs, stock units, stock awards, bonus shares, dividend equivalents, or other stock-based awards granted to an employee may be considered “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  In order for such Awards, other than options and SARs, to be considered performance-based, the Committee must establish in writing, at the beginning of the performance period:  (i) the objective performance goals that must be met in order for the grants to be payable or the restrictions to lapse, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) other conditions as the Committee deems appropriate.  The Committee may reduce, but not increase, the amount of compensation that is payable upon achievement of the designated performance goals.

The Committee will use objectively determinable performance goals based upon one or more of the following business criteria: market price of the Common Stock, cash flow, reserve value, net asset value, earnings, net income, operating income, cash from operations, revenue, margin, EBITDA (earnings before interest, taxes, depreciation, and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization, and exploration expense), net capital employed, return on assets, stockholder return, reserve replacement, return on equity, return on capital employed, production, assets, unit volume, sales, market share, finding and development costs, overhead costs, general and administration expense, or strategic business criteria consisting of one or more objectives based upon meeting specified goals relating to acquisitions or divestitures.  The targeted level or levels of performance with respect to such goals may be established at such levels and in such terms as the Committee may determine, including in absolute or per share terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.  The performance goals may relate to one or more business units or the performance of the Company as a whole, individual performance, or any combination of the foregoing and need not be uniform as among participants.

Deferrals
The Committee may permit or require a participant to defer receipt of cash or shares of Common Stock that would otherwise be due to the participant in connection with any Award, subject to applicable requirements of Section 409A of the Code.

Transferability of Awards
Except as otherwise provided by the Committee with respect to nonqualified stock options, Awards under the 2004 Plan are not transferable by the participant except by will or the laws of descent and distribution.  The Committee may authorize the transfer of all or a portion of nonqualified stock options to immediate family members or to an entity involving immediate family members, subject to certain restrictions.

Death, Permanent Disability, Retirement, and Other Terminations of Employment or Service
In the event of termination of employment or service as a director by reason of death, the participant’s options and SARs will vest immediately upon the date of death, and may thereafter be exercised by the participant’s estate, or by such person who acquires the right to exercise such option or SAR by inheritance, by bequest, or otherwise by reason of such participant’s death, for one year after such death.  In the event of termination of employment by reason of permanent disability or retirement, an option or SAR may thereafter be exercised (to the extent it was then exercisable) within one year after such termination.  In the event of termination of employment by reason other than death, retirement, or permanent disability, ISOs terminate immediately and nonqualified stock options and SARs (to the extent then exercisable) may be exercised within 90 days after termination, unless termination is for cause, and then nonqualified stock options and SARs terminate immediately.  The stated exercise periods can be modified by the Committee, but in no event can exceed the remaining term of the option or SAR.

Upon the termination of a participant’s service due to death, outstanding and unvested stock units, stock awards, dividend equivalents, and other stock-based awards will vest immediately.  Unless the Committee otherwise provides, upon termination of employment due to permanent disability, retirement, or other termination of employment of an employee, or termination of service as a director for any reason other than death, prior to vesting, outstanding and unvested stock units, stock awards, dividend equivalents, and other stock-based awards will be canceled, will not vest, and will be returned to the Company.

When a non-employee director does not continue as a director of the Company for any reason (other than death), the non-employee director may thereafter exercise those options and SARs that were exercisable when the director ceased to be a director for two years after such date, but not beyond the remaining term of the option or SAR.

Amendment and Term of the Plan
The 2004 Plan may be terminated, modified, or amended by the Board; but, without stockholder approval, neither the Board nor the Committee may increase the number of shares of Common Stock available under the 2004 Plan or any Award limits in the Plan (except pursuant to the Plan’s adjustment provisions), change the participants or class of participants eligible to participate in the 2004 Plan, amend the section requiring stockholder approval for the repricing of any outstanding options or SARs, or adopt any other material revision that would require stockholder approval under the rules promulgated by the New York Stock Exchange.  No termination, modification, or amendment can materially impair any rights or obligations under any outstanding Awards without the participant’s consent.  No Awards may be made under the 2004 Plan after May 20, 2013.

Federal Income Tax Consequences
The following description of the federal income tax consequences of Awards under the 2004 Plan is a general summary of the current treatment of Awards under the Code and IRS regulations.  State, local, and other taxes may also be imposed in connection with Awards.  This discussion is not intended to provide definitive tax guidance to individuals who participate in the 2004 Plan.

Incentive Stock Options.  There generally are no federal income tax consequences to a participant or to the Company upon the grant of an ISO.  A participant will not recognize income for purposes of the regular federal income tax upon the exercise of an ISO.  However, for purposes of the alternative minimum tax, in the year in which an ISO is exercised the amount by which the fair market value of the shares of Common Stock acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the participant’s alternative minimum taxable income.

A participant will recognize income when he or she sells shares of Common Stock acquired upon exercise of an ISO.  If the shares acquired upon exercise of an ISO are disposed of after two years from the date the ISO was granted and after one year from the date the shares were acquired upon the exercise of the ISO, the participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price.  The Company will not be entitled to any corresponding tax deduction.

If a participant disposes of the shares of Common Stock acquired upon exercise of an ISO before satisfying both holding period requirements (a disqualifying disposition), any gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the sale price, if less) and the exercise price. The Company generally will be entitled to a tax deduction in that amount.  The gain, if any, in excess of the amount recognized as ordinary income will be a long-term or short-term capital gain, depending upon the length of time the shares were held before the disqualifying disposition.

Nonqualified Stock Options and SARs.  A participant who receives a nonqualified stock option or SAR will recognize no income at the time of the grant.  Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.  Upon the exercise of an SAR, a participant will recognize ordinary income equal to the cash or fair market value of the shares of any Common Stock received.  The basis in shares of Common Stock acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise.  The basis in any shares of Common Stock acquired upon the exercise of an SAR normally is the amount the participant recognized as ordinary income in connection with the SAR exercise, and the holding period of such shares will begin on the date of exercise.  In general, the Company will be entitled to a tax deduction in the same amount and at the same time as the participant recognizes ordinary income.

Shares of Common Stock Used to Exercise Options. Shares of Common Stock delivered to pay for shares of Common Stock purchased upon the exercise of an ISO or nonqualified stock option will be valued at the fair market value at the date of exercise.  Unless the delivery of shares of Common Stock constitutes a disqualifying disposition of shares acquired upon exercise of an ISO, no taxable gain or loss will be realized on the surrender of such shares.  For federal income tax purposes, the participant receives the same tax basis and holding period in a number of the new shares of Common Stock equal to the number of old shares exchanged.  The participant will also receive a tax basis in the new shares equal to zero in the case of an ISO or equal to their fair market value at the date of exercise in the case of a nonqualified stock option and a new holding period in either case.

Stock Units.  A participant who receives a stock unit will not recognize taxable income until the unit is paid to the participant.  When the unit is paid, the participant will recognize ordinary income in an amount equal to the cash or fair market value of any shares of Common Stock paid to the participant, less any amounts paid for the shares.  The Company generally will be entitled to a tax deduction in the same amount and in the same year.

Stock Awards.  A participant who receives a stock award generally will not recognize taxable income until the shares of Common Stock subject to the stock award are transferable by the participant or no longer subject to a substantial risk of forfeiture for federal income tax purposes, whichever occurs first.  When the shares are either transferable or are no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares.  The Company generally will be entitled to a corresponding tax deduction in the year in which the participant recognizes ordinary income.

Bonus Shares, Dividend Equivalents, and Other Stock-Based Awards.  A participant will recognize ordinary income when bonus shares, dividend equivalents, and other stock-based awards are paid to the participant, in an amount equal to the cash and the fair market value of any shares of Common Stock paid to the participant, less any amounts paid for the shares.  The Company generally will be entitled to a corresponding tax deduction when the participant recognizes ordinary income.

Section 409A.  Section 409A of the Code applies to Awards under the 2004 Plan that are deemed to be deferred compensation for purposes of Section 409A or otherwise result in deferred compensation.  The Company intends that Awards under the 2004 Plan will either not be subject to, or will comply with, the requirements of Section 409A.

Options and SARs granted under the 2004 Plan will generally not be subject to Section 409A as long as the exercise price or grant price of the options or SARs is not less than the fair market value of the underlying shares of Common Stock on the date of grant.  Stock awards, bonus share awards and other stock-based awards that do not defer payment beyond the date that the restrictions on transferability or a substantial risk of forfeiture lapse will also not be subject to Section 409A.  Other Awards that my be paid in cash or in shares of Common Stock, including stock units and dividend equivalents, will generally be subject to the requirements of Section 409A if the recognition of income by the participant with respect to such Awards occurs in any calendar year after the year in which such Awards become vested or payable.

If the requirements of Section 409A are not met with respect to Awards under the 2004 Plan that are subject to Section 409A, the participant must include the total amount of the deferred compensation in taxable income as of the date on which the amounts are no longer subject to a substantial risk of forfeiture or transferability restrictions.  In addition to current income inclusion, the participant would be required to pay an additional 20% income tax on the amount required to be included in income, and interest may also apply.

Reporting on Form 4
In general, all share and derivative securities transactions between the Company and its directors and executive officers who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of

1934, as amended (the “Exchange Act”), must be reported by such directors and executive officers within two business days after the transaction, including transactions exempt from Section 16(b) pursuant to Exchange Act Rule 16b-3.  Accordingly, directors and executive officers of the Company who are subject to Section 16(a) must report the grant and exercise of Awards, the vesting of Awards in certain circumstances where shares of Common Stock are surrendered to pay taxes, as well as the resale of shares of Common Stock acquired in connection with an Award, on a Form 4 filed with the SEC (with copies supplied to the Company) no later than the second business day after the date of the grant, exercise, or resale.  Participants who are subject to Section 16(a) are advised to consult with counsel to the Company with respect to their reporting obligations under Section 16(a) prior to engaging in any such transactions.

Federal Securities Law Restrictions on Resale of Shares

The federal securities laws impose certain restrictions on resales of shares of Common Stock acquired in connection with Awards granted under the 2004 Plan, including shares acquired upon exercise of options.  Accordingly, directors and executive officers should consult with counsel to the Company when contemplating resales of shares acquired under the 2004 Plan in order to determine the applicability of such restrictions on resales.  The following paragraphs briefly summarize these restrictions:

First, the federal securities laws and the Company’s Insider Trading Policy prohibit sales of shares of Common Stock by persons who possess material, non-public information about the Company.  Therefore, shares acquired under the 2004 Plan should not be resold by any participant who possesses such information.  In addition, certain participants may be subject to the pre-clearance procedures and blackout periods under the Company’s Insider Trading Policy.

Second, participants who are deemed to be “affiliates” of the Company, which may include directors and executive officers of the Company, must resell shares of Common Stock acquired under the 2004 Plan in compliance with Securities Act Rule 144.  Compliance with Rule 144 for an affiliate’s resales requires, among other things, that (i) at the time of any offer or sale, certain current information regarding the Company be on file with the SEC; (ii) the affiliate’s shares be sold only in the manner permitted under Rule 144; (iii) the number of shares of Common Stock sold during any three-month period be limited to the amount permitted under Rule 144; and (iv) anticipated sales in excess of certain minimum amounts be reported on a Form 144 filed with the SEC.  In addition, Rule 144 contains a six-month holding period requirement.  This six-month holding period should not, however, apply to resales of shares of Common Stock acquired under the 2004 Plan because shares acquired under the 2004 Plan are registered on the Registration Statements and, therefore, will not be considered to be “restricted securities” for purposes of Rule 144.  Generally, the Company’s transfer agent will require the Company’s counsel to give an opinion that all of the requirements of Rule 144 are being complied with by the affiliate selling shares.

Third, directors and executive officers of the Company are also subject to potential short-swing profits liability under Section 16(b) of the Exchange Act with respect to purchases and sales of shares of Common Stock and transactions in derivative securities, including options, SARs, and other Awards.  The Company intends that share and derivative securities transactions with the Company pursuant to Awards granted under the 2004 Plan will be exempt from Section 16(b) by virtue of Exchange Act Rule 16b-3, and that exercises of options and SARs at a time when the exercise or grant price is not greater than the fair market value of a share of Common Stock at the date of exercise will be exempt under Exchange Act Rule 16b-6(b).  Directors’ and executive officers’ obligations to report resales and other transactions relating to Awards under Section 16(a) of the Exchange Act are described above under “Reporting on Form 4.”

Additional Information
Certain documents filed by the Company with the SEC under the Exchange Act, including the Company’s periodic reports on Forms 10-K and 10-Q, current reports on Form 8-K, and proxy statements, are incorporated by reference into the Registration Statement.  These documents are also incorporated by reference into this memorandum and form part of the Prospectus for the offer and sale of shares of Common Stock under the 2004 Plan.  Copies of Company filings made with the SEC through its Electronic Data Gathering Analysis and Retrieval (EDGAR) system are publicly available through the SEC’s web site located at www.sec.gov.

The Company may from time to time update this memorandum to reflect material changes to the 2004 Plan or to other information included in this memorandum.  Such updated information, which will be delivered to Participants, should be read in conjunction with this memorandum and the other documents that form part of the Prospectus, except to the extent that statements in this memorandum and the other documents have been modified or superseded by statements in a subsequent update to this memorandum or other document forming part of the Prospectus.

If you have not previously received the Company’s latest Annual Report, a copy will be provided to you.  In addition, the Company will deliver to each participant under the 2004 Plan, who otherwise does not receive such material, copies of all future reports, proxy statements, and other communications distributed to its stockholders generally no later than the time that such material is sent to stockholders.

By accepting Awards, participants consent to the Company’s providing various updating documents in connection with the Prospectus, of which this memorandum forms a part, in electronic form.  These documents may include changes to this memorandum, Company reports, proxy statements, and other communications distributed to stockholders generally, and copies of other documents incorporated by reference, as well as amendments to the 2004 Plan.

The Company will provide without charge to each participant, upon his or her written or oral request, a copy of any or all such amendments to the 2004 Plan, changes to this memorandum, documents incorporated by reference (except that exhibits to such documents will not be provided unless such exhibits are specifically incorporated by reference into such documents), other documents required to be delivered to participants by SEC rules, and documents constituting part of the Prospectus previously delivered to participants.  Such requests, and requests for additional information about the 2004 Plan, should be directed to:

XTO Energy Inc.
810 Houston Street
Fort Worth, Texas  76102
Attention:  Ginny Anderson
(817) 870-2800

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates except for the SEC registration fee.

Amount to be Paid
SEC registration fee	$74.69
Printing fees	$0
Legal fees and expenses	$15,000
Accounting fees and expenses	$0
Miscellaneous	$0
Total	$15,074.69

Item 15. Indemnification of Officers and Directors

The Registrant’s restated certificate of incorporation does not contain any provision relating to the indemnification of its directors or officers.  Article X of the Registrant’s by-laws provides that the Registrant shall indemnify to the full extent permitted by law any current or former director or officer made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of the Registrant or any of its subsidiaries or serves or served any other enterprise at the request of the Registrant against expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement, actually and reasonably incurred by such person in connection with such legal action.  No indemnification is required under the Registrant’s by-laws with respect to any settlement or other nonadjudicated disposition of any legal action unless the Registrant has previously consented.

The Registrant is organized under the laws of the State of New Jersey.  Section 14A:3-5(2) of the New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a corporate agent (generally defined as any person who is or was a director, officer, employee or agent of the corporation or of any constituent corporation absorbed by the corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the corporation or the legal representative of any such director, officer, trustee, employee or agent) against his or her expenses and liabilities in connection with any proceeding involving such corporate agent by reason of his or her being or having been a corporate agent, other than derivative actions, if (i) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii), with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.  Under Section 14A:3-5(3) of the New Jersey Business Corporation Act, a similar standard of care is applicable in the case of derivative actions, except no indemnification may be provided in respect of any derivative action as to which the corporate agent is adjudged to be liable to the corporation, unless (and only to the extent that) the Superior Court of the State of New Jersey (or the court in which the proceeding was brought) determines upon application that the corporate agent is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 14A:3-5(4) of the New Jersey Business Corporation Act requires a New Jersey corporation to indemnify a corporate agent for his or her expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to above, or in defense of any claim, issue or matter therein.  Except as required by the previous sentence, under Section 14A:3-5(11) of the New Jersey Business Corporation Act, no indemnification may be made or expenses advanced, and none may be ordered by a court, if such indemnification or advancement would be inconsistent with (i) a provision of the corporation’s certificate of incorporation, (ii) its by-laws, (iii) a resolution of the board of directors or of the corporation’s shareholders, (iv) an agreement to which the corporation is a party or (v) other proper corporate action (in effect at the time of the accrual of the alleged cause of action asserted in the proceeding) that prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

Under Section 14A:3-5(6) of the New Jersey Business Corporation Act, expenses incurred by a director, officer, employee or other agent in connection with a proceeding may, except as described in the immediately preceding paragraph, be paid by the corporation before the final disposition of the proceeding as authorized by the board of directors upon receiving an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified. Article X of the Registrant’s by-laws provides that the Registrant shall pay the expenses (including attorneys’ fees) incurred by a current or former officer or director of the Registrant in defending any legal action in advance of its final disposition promptly upon receipt of such an undertaking.

Under Section 14A:3-5(8) of the New Jersey Business Corporation Act, the power to indemnify and advance expenses under the New Jersey Business Corporation Act does not exclude other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled to under a certificate of incorporation, bylaw, agreement, vote of shareholders or otherwise.  However, no indemnification may be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in breach of his or her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a knowing violation of the law, or resulted in the receipt by such person of an improper personal benefit.

Section 14A:3-5(9) of the New Jersey Business Corporation Act further provides that a New Jersey corporation has the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the corporation would have the power to indemnify him or her against such expenses and liabilities under the New Jersey Business Corporation Act.  The Registrant maintains directors’ and officers’ liability insurance on behalf of its directors and officers.

Item 16. Exhibits and Financial Statement Schedules

See Exhibit Index, which is incorporated herein by reference.

Item 17. Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the

Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 25th day of June, 2010.

Exxon Mobil Corporation

By:	/s/ Rex W. Tillerson
	Name:	Rex W. Tillerson
	Title:	Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Rex W. Tillerson		June 25, 2010
Rex W. Tillerson	Chairman of the Board
(Principal Executive Officer)

*	Director	June 25, 2010
Michael J. Boskin

*	Director	June 25, 2010
Larry R. Faulkner

*	Director	June 25, 2010
Kenneth C. Frazier

*	Director	June 25, 2010
William W. George

*	Director	June 25, 2010
Marilyn Carlson Nelson

*	Director	June 25, 2010
Samuel J. Palmisano

*	Director	June 25, 2010
Steven S Reinemund

*	Director	June 25, 2010
Edward E. Whitacre, Jr.

Director
Peter Brabeck-Letmathe

Director
Jay S. Fishman

*	Senior Vice President and Treasurer	June 25, 2010
Donald D. Humphreys	(Principal Financial Officer)

*	Vice President and Controller	June 25, 2010
Patrick T. Mulva	(Principal Accounting Officer)

*By:               /s/ Randall M. Ebner
Randall M. Ebner
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated as of December 13, 2009 among XTO Energy Inc., Exxon Mobil Corporation and ExxonMobil Investment Corporation (included as Annex A to Form S-4 (File No. 333-164620) filed on February 1, 2010, as subsequently amended, and which became effective on May 21, 2010).

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).
4.2	By-Laws (incorporated by reference to Exhibit 3(ii) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).
5.1	Opinion of Mr. James E. Parsons, Esq., Senior Counsel - Corporate and Securities for Exxon Mobil Corporation.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent re: Legal Opinion (included in Exhibit 5).
24.1	Powers of Attorney.
99.1
XTO Energy Inc. 2004 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 99.1 to Exxon Mobil Corporation’s Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (File No. 333-164620) filed on June 25, 2010).